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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                          PURSUANT TO SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


       Date of Report (Date of earliest event reported): January 25, 1999



                              CARVER BANCORP, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                       0-21487                       13-3904174
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
                                 (212) 876-4747
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (212) 876-4747


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEMS 1-4, 6.     NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.

         On January 25, 1999, Carver Bancorp, Inc. (the "Company"), a Delaware corporation, the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank, announced an expected non-recurring third quarter loss, the termination of the Chief Executive Officer and the appointment of an Operating Committee. The Company's press release, dated January 25, 1999 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         The Company is also announcing its fiscal 1999 third quarter and updated nine-month financial results for the period ended December 31, 1998.

         The Company reported an after-tax loss for the third quarter of $5.7 million, or $2.59 per share. The third quarter loss includes non-recurring pre-tax charges of $7.8 million, resulting from previously announced write-offs and other one-time expenses discussed below. Excluding the non-recurring expenses, the Company had net income of $173,000 for the third quarter, or $0.08 per share. For the three-month period ending December 31, 1997, the Company reported earnings of $300,000, or $0.14 per share. The Company reports earnings on a fiscal year basis ending on March 31, 1999.

         For the nine-month period ended December 31, 1998, the Company reported an after-tax loss of $5.2 million, or $2.37 per share. Excluding the non-recurring expenses, the Company had net income of $617,000 for the nine-month period, or $ 0.28 per share. For the nine-month period ended December 31, 1997, the Company reported earnings of $877,000, or $0.40 per share. As of December 31, 1998, after giving effect to all charges, Carver's book value was approximately $13.34 per share.

         On January 25, 1999 the Company announced it expected to report non-recurring pre-tax losses for the fiscal third quarter of approximately $5-7 million. The actual non-recurring losses announced on February 9, 1999 reflected pre-tax charges of approximately $4.1 million in reconciliation adjustments primarily related to the Company's conversion of its data processing operations from outside data service providers to an in-house system, approximately $1.2 million in consulting fees related to that conversion, and approximately $2.5 million for a special provision for loan losses, primarily in connection with the Bank's consumer loan portfolio. During the third quarter, the Company closed its consumer-lending subsidiary, CFSB Credit Corp., and stepped up its consumer loan collection efforts.



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                                       -2-


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



           EXHIBIT NO.                         DESCRIPTION
           -----------                         -----------

              99.1 Press Release, dated January 25, 1999, announcing an expected non-recurring third quarter loss, the termination of the Chief Executive Officer and the appointment of an Operating Committee.

ITEM 8.           NOT APPLICABLE.



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                                       -3-


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CARVER BANCORP, INC.


                                             By:      /s/ David R. Jones
                                                      --------------------------
                                                      David R. Jones
                                                      Chairman of the Board


Date:    February 12, 1999





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                                  EXHIBIT INDEX




       EXHIBIT                             DESCRIPTION
       -------                             -----------

         99.1 Press Release, dated January 25, 1999, announcing an expected non-recurring third quarter loss, the termination of the Chief Executive Officer and the appointment of an Operating Committee.